EXHIBIT 21.1

kgb Subsidiaries

118 DQ Services Ireland Ltd. (Ireland)
118 Internet DQ Services Ltd. (Ireland)
118 Ltd. (United Kingdom)
118//Media Ltd. (United Kingdom)
118218 Le Numero Maroc SARL AU (Morocco)
118 218 Le Numero s.a.s. (France)
118218 Media France s.a.s. (France)
1818 Auskunft AG (Switzerland)
Carbone S.A.R.L. (Luxembourg)
CDS Ltd. (United Kingdom)
CF Ltd. (Isle of Man)
Concierge Company s.r.l. (Italy)
Conduit Enterprises GmBH (Austria)
Conduit Enterprises Ltd. (Ireland)
Conduit Europe SA (Switzerland)
Conduit Europe SA (Spain)
Conduit Ltd. (Ireland)
Conduit Software Ltd. (Ireland)
Conduit U.S. Ltd. (Ireland)
DA Directory Assistance Company s.r.l. (Italy)
EAS Penticton Call Centre ULC (Canada)
118222 Teledis S.A.R.L. (France)
ES Enhanced Services Company s.r.l. (Italy)
Fournir Ltd. (Ireland)
Grape Technology Group, Inc. (Delaware)
II Numero s.r.l. (Italy)
InfoNXX Capital Management, Inc. (Delaware)
InfoNXX Carrier California, Inc. (Delaware)

InfoNXX Carrier New York, Inc. (Delaware)
InfoNXX Carrier Subsidiary, Inc. (Delaware)
InfoNXX CV (Netherlands)
InfoNXX Global Ltd. (United Kingdom)
InfoNXX Operating Company, Inc. (Delaware)
InfoNXX (Philippines), Inc. (Philippines)
InfoNXX Philippines, LLC (Delaware)
InfoNXX Texas LP (Delaware)
Investexx Holdings Ltd. (Ireland)
Kandel Ltd. (Ireland)
Operator Service Company, LLC (Delaware)
Teledis Informacion Y Servicios SL (Spain)
The Number UK Limited (United Kingdom)
Tisban Holding B.V. (Netherlands)
Zimu, Inc. (Delaware)